ANNUAL STATEMENT AS TO COMPLIANCE

                                December 31,2004

     I., Joseph Marconi, Vice President of Goldman Sachs Real Estate Funding Corp,, the general partner of Goldman Sachs Mortgage Company, as Servicer (the "Servicer"), certify that:

     (i) a review of the activities of the Servicer during the period from February 24, 2004 through December 31, 2004, and of its performance under the Sale and Servicing Agreement, dated as of February 24, 2004 (the "Sale and Servicing Agreement"), by and among GS Auto Loan Trust 2004-1, Goldman Sachs Asset Backed Securities Corp. Wells Fargo Bank, National Association, and the Servicer, has been made under my supervision; and

     (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement throughout such period,

                            [Signature Page Follows]


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By: /s/ Joseph Marconi
   -----------------------
Name: Joseph Marconi
Title: Vice President